Exhibit 15

October 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-202789 and 333-217690 on Form S-3

Commissioners:

We are aware that our report dated October 26, 2017 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month and nine-month periods ended September 30, 2017 and 2016 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan